                                                                                                                     EXHIBIT 12.3
                                                                                                                           Page 1

                                    THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                  Year  Ended December 31,
                                                                  -------------------------------------------------------------
                                                                    1999          2000          2001         2002         2003
                                                                  --------      --------      --------     --------     -------
                                                                                      (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...........................   $194,089      $210,424      $177,905     $136,952     $197,033
   Interest and other charges, before reduction for
     amounts capitalized.......................................    211,960       201,739       192,102      189,502      164,132
   Provision for income taxes..................................    123,869       138,426       137,887       84,938      131,285
   Interest element of rentals charged to income (a)...........     66,680        65,616        59,497       51,170       49,761
                                                                  --------      --------      --------     --------     --------
     Earnings as defined.......................................   $596,598      $616,205      $567,391     $462,562     $542,211
                                                                  ========      ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense............................................   $211,960      $201,739      $191,727     $180,602     $159,632
   Subsidiary's preferred stock dividend requirements..........         --            --           375        8,900        4,500
   Interest element of rentals charged to income (a)...........     66,680        65,616        59,497       51,170       49,761
                                                                  --------      --------      --------     --------     --------
     Fixed charges as defined..................................   $278,640      $267,355      $251,599     $240,672     $213,893
                                                                  ========      ========      ========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES................       2.14          2.30          2.26         1.92         2.53
                                                                      ====          ====          ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        93


                                                                                                                   EXHIBIT 12.3
                                                                                                                         Page 2

                                    THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                 STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                 (Dollars in thousands)
                                                                                  Year  Ended December 31,
                                                                  -------------------------------------------------------------
                                                                    1999        2000          2001         2002         2003
                                                                  --------    --------      --------     --------     -------
                                                                                      (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...........................   $194,089    $210,424      $177,905     $136,952     $197,033
   Interest and other charges, before reduction for amounts
     capitalized...............................................    211,960     201,739       192,102      189,502      164,132
   Provision for income taxes..................................    123,869     138,426       137,887       84,938      131,285
   Interest element of rentals charged to income (a)...........     66,680      65,616        59,497       51,170       49,761
                                                                  --------    --------      --------     --------     --------
     Earnings as defined.......................................   $596,598    $616,205      $567,391     $462,562     $542,211
                                                                  ========    ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense............................................   $211,960    $201,739      $191,727     $180,602     $159,632
   Preferred stock dividend requirements.......................     33,524      20,843        25,213       24,590       12,026
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis........................     21,395      13,012        20,178        8,204        5,137
   Interest element of rentals charged to income (a)...........     66,680      65,616        59,497       51,170       49,761
                                                                  --------    --------      --------     --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)............   $333,559    $301,210      $296,615     $264,566     $226,556
                                                                  ========    ========      ========     ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)......................................       1.79        2.05          1.91         1.75         2.39
                                                                      ====        ====          ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        94
